                      Metropolitan Life Insurance Company


                                  ENDORSEMENT


1. This endorsement replaces the MINIMUM DEATH BENEFIT provision found on page 7 of this policy.

2. Notwithstanding any other provision, the death benefit shall never be less than (a) divided by (b), where

   (a) - the Cash Value immediately before the death of the insured, and

   (b) - the net single premium immediately before the death of the insured (computed on the basis of the 1980 CSO Mortality Table and on the basis of interest at the greater of an annual effective rate of 4% or the rate or rates guaranteed on issuance of this contract and as otherwise required under section 7702 of the Internal Revenue Code) for one dollar of death benefit.

3. Therefore, although the death benefit will be based on the death benefit option in effect at the time of death, the death benefit will never be less than an amount determined under paragraph 2 above. Generally, this means that the death benefit will never be less than the Cash Value multiplied by the minimum death benefit factor from the table on the reverse of this endorsement.

R.S. 1195 (S)                                                             CAAHIY

                    TABLE OF MINIMUM DEATH BENEFIT FACTORS

--------------------------------------------------------------------------------
    Age on           Factors              Age on               Factors
    Date of  ------------------------     Date of    ---------------------------
    Death      Male         Female        Death          Male         Female
--------------------------------------------------------------------------------
     20       6.6164        7.8790          58          2.0452        2.3617
     21       6.4251        7.6272          59          1.9925        2.2951
     22       6.2375        7.3828          60          1.9420        2.2305
     23       6.0525        7.1454          61          1.8935        2.1679
     24       5.8703        6.9142          62          1.8472        2.1075
     25       5.6905        6.6903          63          1.8029        2.0494
     26       5.5133        6.4729          64          1.7607        1.9939
     27       5.3393        6.2621          65          1.7204        1.9407
     28       5.1696        6.0577          66          1.6821        1.8899
     29       5.0035        5.8596          67          1.6455        1.8410
     30       4.8414        5.6676          68          1.6105        1.7940
     31       4.6843        5.4819          69          1.5770        1.7486
     32       4.5317        5.3022          70          1.5450        1.7047
     33       4.3838        5.1282          71          1.5144        1.6623
     34       4.2411        4.9598          72          1.4853        1.6218
     35       4.1029        4.7971          73          1.4578        1.5831
     36       3.9695        4.6402          74          1.4320        1.5466
     37       3.8410        4.4889          75          1.4077        1.5121
     38       3.7173        4.3433          76          1.3849        1.4796
     39       3.5983        4.2038          77          1.3634        1.4489
     40       3.4837        4.0698          78          1.3431        1.4198
     41       3.3737        3.9412          79          1.3237        1.3921
     42       3.2680        3.8178          80          1.3051        1.3658
     43       3.1666        3.6993          81          1.2873        1.3409
     44       3.0690        3.5853          82          1.2703        1.3172
     45       2.9753        3.4755          83          1.2542        1.2950
     46       2.8852        3.3697          84          1.2390        1.2741
     47       2.7986        3.2677          85          1.2247        1.2544
     48       2.7153        3.1694          86          1.2110        1.2358
     49       2.6351        3.0746          87          1.1977        1.2180
     50       2.5581        2.9831          88          1.1846        1.2007
     51       2.4839        2.8950          89          1.1712        1.1835
     52       2.4128        2.8101          90          1.1571        1.1660
     53       2.3447        2.7284          91          1.1415        1.1475
     54       2.2794        2.6498          92          1.1235        1.1272
     55       2.2170        2.5740          93          1.1019        1.1038
     56       2.1572        2.5009          94          1.0746        1.0754
     57       2.1000        2.4302
--------------------------------------------------------------------------------

R.S. 1195 (S)                                                             CAABFS

                      Metropolitan Life Insurance Company

                                  ENDORSEMENT


1. This endorsement replaces the MINIMUM DEATH BENEFIT provision found on page 7 of this policy.

2. Notwithstanding any other provision, the death benefit shall never be less than (a) divided by (b), where

   (a) - the Cash Value immediately before the death of the insured, and

   (b) - the net single premium immediately before the death of the insured (computed on the basis of the 1980 CSO Mortality Table and on the basis of interest at the greater of an annual effective rate of 4% or the rate or rates guaranteed on issuance of this contract and as otherwise required under section 7702 of the Internal Revenue Code) for one dollar of death benefit.

3. Therefore, although the death benefit will be based on the death benefit option in effect at the time of death, the death benefit will never be less than an amount determined under paragraph 2 above. Generally, this means that the death benefit will never be less than the Cash Value multiplied by the minimum death benefit factor from the table on the reverse of this endorsement.

R.S. 1195 (U)                                                             CAAHIZ

                    TABLE OF MINIMUM DEATH BENEFIT FACTORS


--------------------------------------------------------------------------------
    Age on            Factors              Age on                 Factors
    Date of    ---------------------       Date of       -----------------------
    Death             Unisex               Death                  Unisex
--------------------------------------------------------------------------------

     20               6.8329                58                    2.1030
     21               6.6326                59                    2.0481
     22               6.4358                60                    1.9955
     23               6.2422                61                    1.9448
     24               6.0518                62                    1.8963
     25               5.8648                63                    1.8499
     26               5.6812                64                    1.8056
     27               5.5012                65                    1.7634
     28               5.3251                66                    1.7231
     29               5.1536                67                    1.6846
     30               4.9865                68                    1.6478
     31               4.8242                69                    1.6124
     32               4.6668                70                    1.5785
     33               4.5145                71                    1.5460
     34               4.3672                72                    1.5151
     35               4.2246                73                    1.4858
     36               4.0871                74                    1.4582
     37               3.9548                75                    1.4321
     38               3.8272                76                    1.4076
     39               3.7045                77                    1.3845
     40               3.5867                78                    1.3625
     41               3.4735                79                    1.3415
     42               3.3649                80                    1.3214
     43               3.2604                81                    1.3021
     44               3.1601                82                    1.2837
     45               3.0635                83                    1.2662
     46               2.9707                84                    1.2497
     47               2.8815                85                    1.2340
     48               2.7956                86                    1.2190
     49               2.7130                87                    1.2045
     50               2.6335                88                    1.1902
     51               2.5571                89                    1.1756
     52               2.4837                90                    1.1603
     53               2.4132                91                    1.1437
     54               2.3458                92                    1.1249
     55               2.2812                93                    1.1026
     56               2.2194                94                    1.0749
     57               2.1600

--------------------------------------------------------------------------------


R.S. 1195 (U)                                                             CAABFT